EXHIBIT 2.10


                  AGREEMENT AND PLAN OF MERGER, dated as of January 27, 1998 (this "Agreement") by and between Dictaphone Corporation, a Delaware corporation (the "Parent Company"), and Dictaphone Corporation (U.S.), a Delaware corporation and a wholly owned subsidiary of the Parent Company (the "Operating Company").

                  WHEREAS, the Board of Directors of each of the Parent Company and the Operating Company have determined that the Parent Company be merged with and into the Operating Company (the "Merger"), on the terms and subject to the conditions contained herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, each of the Parent Company and the Operating Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1. THE MERGER.  At the Effective Time (as defined in
Section 1.2), the Parent Company shall merge into the Operating Company, the separate corporate existence of the Parent Company shall cease, and the Operating Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") which from the Effective Time shall operate as the new parent/holding company.

                  SECTION 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at midnight on January 31, 1998, if, prior to such time, a Certificate of Ownership and Merger has been filed with the Secretary of State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, following the requisite adoption of this Agreement by the stockholders of the Parent Company, to the extent required by the DGCL and the Restated Certificate of Incorporation of the Parent Company (such time being the "Effective Time").

                  SECTION 1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the relevant provisions of the DGCL. The Surviving Corporation shall continue to be governed by the laws of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property (real, personal and mixed), claims, rights, intellectual property rights, privileges, powers, franchises and every other interest of the Parent Company shall vest in the Surviving Corporation, and all debts, obligations, restrictions, disabilities and duties of the Parent Company shall become debts, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.4.  CERTIFICATE OF  INCORPORATION  AND BY-LAWS.  The
Certificate of Incorporation attached hereto as Exhibit A shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law or such Certificate of Incorporation. The name of the Surviving Corporation shall be Dictaphone Corporation as set forth in such Certificate of Incorporation. The By-laws of the Parent Company, as in effect on the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such By-laws.

                  SECTION 1.5. DIRECTORS AND OFFICERS. The directors of the Parent Company on the Effective Date, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Parent Company on the Effective Date shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 1.6. CONVERSION OF SECURITIES. (a) Each issued and outstanding share of Common Stock, par value $0.01 per share, of the Parent Company ("Common Stock"), shall automatically, without further action by the Surviving Corporation, be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation; (b) each issued and outstanding Warrant to purchase shares of Common Stock, with an expiration date of August 11, 2005, of the Parent Company, shall automatically, without further action by the Surviving Corporation, be converted into one Warrant to purchase shares of common stock of the Surviving Corporation with the same rights, designations and preferences; and (c) each issued and outstanding share of 14% Pay-in-Kind Perpetual Preferred Stock, par value $0.01 per share of the Parent Company shall automatically, without further action by the Surviving Corporation, be converted into one share of 14% Pay-in-Kind Perpetual Preferred Stock of the Surviving Corporation.

                  SECTION 1.7. TREATMENT OF STOCK SUBSCRIPTIONS AND STOCK OPTIONS. (a) At the Effective Time, the Surviving Corporation shall assume all the duties and obligations of the Parent Company under (i) the Management Subscription Agreement, dated as of August 7, 1995, by and among Dictaphone Acquisition Inc. and certain management investors listed therein and (ii) the Dictaphone Corporation Management Stock Option Plan, effective as of August 11, 1995 (the "Stock Option Plan").

                  (b) At the Effective Time, each option granted by the Parent Company to purchase shares of Common Stock which is outstanding and unexercised immediately prior thereto shall be assumed by the Surviving Corporation. Such options shall cease to represent a right to acquire shares of Common Stock and shall be converted automatically into an option to purchase shares of common stock of the Surviving Corporation in accordance with the terms of the Stock Option Plan.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANY

                    The Parent Company represents and warrants that (A) it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with all necessary corporate power and authority to enter into and perform its obligations under this Agreement and (B) this Agreement has been duly and validly authorized, executed and delivered by the Parent Company and is binding on and enforceable against the Parent Company in accordance with its terms.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE OPERATING COMPANY

                  The Operating Company represents and warrants that (A) it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with all necessary corporate power and authority to enter into and perform its obligations under this Agreement and (B) this Agreement has been duly and validly authorized, executed and delivered by the Operating Company and is binding on and enforceable against the Operating Company in accordance with its terms.

                                   ARTICLE IV

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  The parties hereto each agree that all representations and warranties contained herein shall not survive the Effective Time.

                                    ARTICLE V

                               GENERAL PROVISIONS

                  SECTION 5.1. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware applicable to contracts executed in and performed in that State, without regard to principles of conflicts of law thereof.

                  SECTION 5.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by facsimile transmission), and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers.


                                      DICTAPHONE CORPORATION



                                      By: /S/ DANIEL P. HART
                                          ______________________________________
                                          Name:  Daniel P. Hart
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary


                                      DICTAPHONE CORPORATION (U.S.)


                                      By: /S/ DANIEL P. HART
                                          ______________________________________
                                          Name:  Daniel P. Hart
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary